Exhibit 3.2

BY-LAWS OF SOUTHERN COPPER CORPORATION

(As last amended on April 26, 2007)

ARTICLE I.

MEETINGS OF STOCKHOLDERS.

SECTION 1.01. Annual Meetings.  The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held at 2 o’clock in the afternoon, or on such other date or at such other hour as shall be fixed by the Board of Directors (the “Board”), on the Thursday next following the last Wednesday of April in each year, commencing April 25, 1996, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a legal holiday.

SECTION 1.02.  Special Meetings.  Except as provided by Section 211(c) of the General Corporation Law of the State of Delaware with respect to meetings ordered by the Court of Chancery, special meetings of the stockholders may be called at any time but only by the Chairman of the Board, the President, the Board pursuant to a resolution approved by eight Directors or by a holder of shares representing at least 10% of the then outstanding number of shares of the Corporation’s common stock (hereinafter referred to as Common Stock).

SECTION 1.03.  Place of Meeting.  All meetings of the stockholders shall be held at the principal office of the Corporation in New York City or at such other place, within or without the State of Delaware, as may be designated by the Board and stated in the notice of the meeting.

SECTION 1.04.  Notice of Meetings.  Except as otherwise required by statute, the Secretary or an Assistant Secretary shall cause notice of the time, place and purpose or purposes of each meeting of the stockholders (whether annual or special) to be mailed or otherwise delivered, at least ten (but not more than sixty) days prior to the meeting to each stockholder of record entitled to notice of and to vote at such meeting at his address as the same appears on the books of the Corporation at the time of such mailing or delivery.  Notice of any meeting of stockholders shall not be required to be given to any person who may become a stockholder of record after such mailing or delivery of such notice and prior to the meeting, or to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting. Notice of any adjourned meeting of the stockholders of the Corporation shall not be required to be given, unless otherwise required by statute.

SECTION 1.05.  List of Stockholders Entitled to Vote.  At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder shall be prepared. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 1.06.  Quorum.  Unless otherwise provided by statute or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of the shares entitled to cast a majority of the votes at any meeting of the stockholders shall constitute a quorum at such meeting.  Unless otherwise provided by statute or by the Certificate of Incorporation, whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the presence in person or by proxy of stockholders holding of record in the aggregate a majority of the outstanding shares of such class or series entitled to vote shall constitute a quorum for the transaction of such specified item of business.  Whether or not a quorum shall be present at any meeting of the stockholders, the stockholders entitled to vote who are present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer authorized to preside or act as Secretary of such meeting, without notice other than by announcement at such meeting, may adjourn such meeting from time to time for a period not exceeding thirty days at any one time.  At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. If a record date for the determination of the stockholders entitled to notice of and to vote at such meeting as originally called shall have been fixed as hereinafter provided, said record date shall apply to any such adjourned meeting unless the Board fixes a new record date for such adjourned meeting, in which case notice of said adjourned meeting shall be given to each stockholder of record on the new record date at least ten days before the date of said adjourned meeting.

SECTION 1.07.  Organization.  The Chairman of the Board, or in his absence the President, shall preside at all meetings of stockholders. If both are absent, any other officer designated by the Board shall preside.  If no officer so designated is present, the stockholders present in person or represented by proxy may elect one of their number to preside.  The Secretary shall act as secretary at all meetings of the stockholders; but in the absence of the Secretary the presiding officer may appoint any person to act as secretary of the meeting.

SECTION 1.08.  Voting.  At each meeting of the stockholders each stockholder having the right to vote shall be entitled to such vote for each share of stock held by him as may be provided in the Certificate of Incorporation.  At each meeting of the stockholders each stockholder entitled to vote shall be entitled to vote in person or by proxy. Every proxy shall be executed in writing by the stockholder or his agent unless given by telegram or cable.  A copy or facsimile telecommunication may be substituted or used in lieu of the original writing or transmission so long as such copy or facsimile telecommunication is a complete reproduction of the entire original writing or transmission.  No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of its execution.  At all meetings of the stockholders, all matters, other than those the manner of deciding which is expressly regulated by statute or by the Certificate of Incorporation or by Sections 2.04 or 2.09 of Article II, shall be decided by a majority of the votes cast in person or by proxy by the holders of shares entitled to vote thereon.  Shares belonging to the Corporation shall not be voted or counted in determining the total number of shares outstanding at any time.

SECTION 1.09.  Inspectors.  The Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed or shall fail to qualify, the person presiding at such meeting shall appoint one or more inspectors to act at such meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

SECTION 1.10.  Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II.

BOARD OF DIRECTORS.

SECTION 2.01.  General Powers.  The property, affairs and business of the Corporation shall be managed under the direction of the Board.

SECTION 2.02.  Number, Term of Office and Qualifications.  The number of directors of the Corporation shall be fixed from time to time by resolution of a majority of the

Board of Directors, provided that the number of directors shall not be less than six or more than fifteen.  The directors shall be elected annually at the annual meetings of the stockholders, and each director (whether elected at any annual meeting or to fill a vacancy or otherwise) shall hold office until his successor is elected and qualified or until his death or until he shall resign in the manner provided in Section 2.10, or shall have been removed in the manner provided in Section 2.09.

SECTION 2.03.  Notice of Stockholder Business and Nominations.

(A)  Annual Meeting of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such stockholder, as the case may be, who complies with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 2.03 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph (A)(1) of this Section 2.03, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law (the “GCL”). To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twentieth (120) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.03 to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty (80) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (A)(2) of this Section 2.03 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meeting of Stockholders.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors, who complies with the notice procedures set forth in this paragraph (B) and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (A)(2) of this Section 2.03 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(C) General.

(1) Only persons who are nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.03. Notwithstanding the foregoing provisions of this Section 2.03, the Special Nominating Committee of the Board shall have the power to nominate special independent directors, all as provided in the Certificate of Incorporation of the Corporation.

(2) Except as otherwise provided by law, the Certificate of Incorporation or this Section 2.03, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.03 and, if any proposed nomination or business is not in compliance with this Section 2.03, to declare that such defective nomination or proposal shall be disregarded.

(3) For purposes of this Section 2.03, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.03. Nothing in this Section 2.03 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 under Exchange Act or (ii) of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances or to consent to specific actions taken by the Corporation.

SECTION 2.04.  Election of Directors.  At each meeting of the stockholders for the election of directors, the holders of Common Stock shall be entitled, to elect the Corporation’s directors, with each share of Common Stock entitled to one vote, such directors to be elected by a plurality of the votes cast at such election by the holders of Common Stock entitled to vote.

SECTION 2.05.  Annual and Regular Meetings.  An annual meeting of the Board shall be held in each year on the day of the annual meeting of the stockholders, at such time as is convenient either before or after such meeting, at the place where such meeting is held or at such other place as may be fixed by the Board, and if so held no notice of such annual meeting need be given to any director of the Corporation. If the annual meeting of the Board shall not be so held on the day of the annual meeting of stockholders in any year, such meeting shall be held as soon thereafter as practicable, upon the notice provided for in Section 2.06 of this Article II in the case of special meetings, at such time and place (which may be within or outside the State of Delaware) as may be specified in the notice or waiver of notice of such meeting. The Board from time to time may provide for the holding of other regular meetings of the Board and fix the time and place (which may be within or outside of the State of Delaware) thereof. Notice of regular meetings shall not be required to be given; provided, however, that in case the Board shall fix or change the time or place of regular meetings, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business. Any or all directors may participate in meetings of the Board or Committees of the Board by means of conference telephone or by any means of communication by which all persons participating in the meeting are able to hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 2.06.  Special Meetings; Notice.  Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President, the Chairman of the Executive Committee or by three of the directors at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof; provided that, if the Chairman is unable to serve by reason of death, disability or other cause beyond his control, the available director who is most senior in terms of length of service as a director, or, if there is more than one such available director of equal seniority, any such director, shall promptly call a special meeting of the Board to appoint an interim or replacement chairman. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director addressed to him at his usual place of business at least three days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, cable, telex or facsimile, or if such notice is not feasible, shall be given by telephone or two-way radio, or shall be delivered personally, not later than one day before the day on which the meeting is to be held; provided, however, that if the meeting is to be held outside the United States, the notice, if mailed, shall be mailed at least ten days before the day on which the meeting is to be held, or, if sent by telegram, cable, telex or facsimile, or if such notice is not feasible, by telephone or two-way radio, or delivered personally, not later than five days before the day on which the meeting is to be held. Notice of any special meeting shall not be required to be given to any director who shall attend such meeting in person, or to any director who shall sign a waiver of notice of such meeting, whether before or after the time of such meeting; and any such meeting shall be a valid meeting without any notice thereof having been given if all the directors shall be present thereat and none of them shall protest such lack of notice prior to the conclusion of the meeting. Notice of any adjourned meeting shall not be required to be given.

SECTION 2.07.  Quorum.  At meetings of the Board, the presence of eight Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the affirmative vote of a majority of the directors present shall be necessary for the adoption of any resolution or the taking of any action unless the matter is one for which by express provision of the Certificate of Incorporation or of these By-laws, or by law, a different vote is required. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present.

SECTION 2.08.  Organization.  The Chairman of the Board, or in his absence the President, shall preside at all meetings of the Board. If both are absent, the Board shall appoint a temporary chairman from among the directors present. The Board shall follow such order of business at its meetings as it may from time to time determine.

SECTION 2.09.  Removal of Directors.  Any director may be removed at any time, either for or without cause, by the affirmative vote in person or by proxy of stockholders holding of record in the aggregate a majority of the outstanding shares of the class of stock of the Corporation entitled to vote given at a special meeting of said stockholders called for that purpose; provided, however, that with respect to the removal of special independent directors nominated in accordance with the provisions of the Corporation’s Certificate of Incorporation, a replacement special independent director shall be concurrently designated and elected in accordance with the requirements of the Corporation’s Certificate of Incorporation.

SECTION 2.10.  Resignations.  Any director may resign at any time by giving written notice of such resignation to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Unless a subsequent time is specified in written notice, such resignation shall take effect upon receipt thereof by the Board or any such officer.

SECTION 2.11.  Vacancies.  If any vacancy shall occur in the Board by reason of death, resignation, disqualification, removal or other, the remaining directors shall continue to act. Subject to Section 2.09 of this Article and the provisions of the Corporation’s Certificate of Incorporation relating to special independent director vacancies, vacancies shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of stockholders, or a special meeting at which directors are elected, and until such director’s successor shall have been duly elected and qualified.

SECTION 2.12.  Compensation of Directors.  Each director who is not compensated as an employee of the Company shall receive such compensation for attendance at meetings of the Board, or of any committee appointed by the Board, as the Board may fix and determine from time to time.

SECTION 2.13.  Designation as Director Emeritus.  The Board may, in its sole discretion, grant the honorary title of Director Emeritus to a former director of the Corporation in recognition of service to the Corporation. Such title shall be honorary only, and a Director Emeritus shall not be a “Director” as that term is used in these By-Laws or in any document of the Corporation. Any such Director Emeritus shall have no duties or responsibilities to the Corporation, nor any authority to act on behalf of the Corporation or receive any compensation from it solely by virtue of holding such title.

ARTICLE III.

EXECUTIVE COMMITTEE.

SECTION 3.01.  Powers.  During the intervals between meetings of the Board, the Executive Committee shall have and may exercise all the powers and authority of the Board, except as prohibited by statute, in the management of the business and affairs of the Corporation, including the power and authority of the Board to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the discretion of the Board, the Executive Committee shall have such more limited or specific powers as the Board may from time to time designate.

SECTION 3.02.  Designation of Members; Qualifications; Term of Office; Alternate Members.  The Board, by resolution or resolutions passed in the manner provided in Section 2.07, shall designate from among its members an Executive Committee of five members, one of whom shall be the President of the Corporation. The Board, by resolution or resolutions passed in the manner provided in Section 2.07, shall designate, from among the five designees to the Executive Committee, a Chairman of the Executive Committee. Thereafter, members of the Executive Committee shall be designated annually, in like manner, at the annual meetings of the Board. Each member of the Executive Committee (whether designated at an annual meeting of the Board or to fill a vacancy or otherwise) shall be and remain a director and shall hold office until his successor shall have been designated or until he shall cease to be a director or until his death or until he shall resign in the manner provided in Section 3.05 of this Article or shall have been removed in the manner provided in Section 3.06 of this Article. The Board, by resolution or resolutions passed in the manner provided in Section 2.07, may appoint another member of the Board to serve as an alternate to any director appointed to the Executive Committee. During any meeting of the Executive Committee which shall be attended by an alternate so appointed and not attended by the member for whom such alternate was appointed as an alternate, the alternate shall be deemed a member of the Executive Committee for all purposes in the place of the member for whom he was appointed an alternate.

SECTION 3.03.  The Chairman of the Executive Committee.  The Board, by resolution or resolutions passed in the manner provided in Section 2.07, shall designate, from among the five designees to the Executive Committee, a Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and shall perform such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board or the Executive Committee.

SECTION 3.04.  Meetings; Notices; Records.  The Executive Committee may hold regular and special meetings at such place or places (within or outside the State of Delaware) and at such time or times as it shall determine from time to time. Notice of regular meetings shall not be required to be given; provided, however, that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each member who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business. Notice of each special meeting shall be mailed to each member addressed to him at his usual place of business at least three days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, cable, telex or facsimile, or if such notice is not feasible, shall be given by telephone or two-way radio, or shall be delivered to him personally, not later than two days before the day on which the meeting is to be held; provided, however, that if the meeting is to be held outside the United States, the notice, if mailed, shall be mailed at least ten days before the day on which the meeting is to be held, or, if sent by telegram, cable, telex or facsimile, or if such notice is not feasible, by telephone or two-way radio, or delivered personally, not later than five days before the day on which the meeting is to be held. Notice of any special meeting need not be given to any member who (or the alternate of whom) shall attend such meeting in person, or who shall sign a waiver of notice of such meeting, whether before or after the time of such meeting; and any such meeting shall be a valid meeting without any notice thereof having been given if all the members shall be present thereat (a member being deemed present if his alternate is present) and none of them shall protest such lack of notice prior to the conclusion of the meeting. No notice need be given to any alternate member, and no notice need be given of any adjourned meeting. The Executive Committee shall keep a record of its proceedings.

SECTION 3.05.  Quorum and Manner of Acting.  (a)  At all meetings of the Executive Committee the presence of at least four members shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of all members who are present shall be necessary for the adoption of any resolution or the taking of any action. All questions on which such a vote shall not have been obtained shall be referred to the Board.

(b) Minutes of all meetings of the Executive Committee will be delivered to the entire Board. Copies of all materials submitted to the Executive Committee will be made available to the entire Board.

SECTION 3.06.  Resignations.  Any member of the Executive Committee may resign at any time by giving written notice of such resignation to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board or any such officer.

SECTION 3.07.  Removal.  Any member of the Executive Committee may be removed at any time, either for or without cause, by resolution passed at any meeting of the Board in the manner provided in Section 2.07.

SECTION 3.08.  Vacancies.  If any vacancy shall occur in the Executive Committee by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act and such vacancy may be filled at any meeting of the Board by resolution passed in the manner provided in Section 2.07.

ARTICLE IV.

OTHER COMMITTEES.

SECTION 4.01.  Committees of the Board.  The Board, by resolution passed in the manner provided in Section 2.07, may appoint from among its members one or more additional committees, each of which shall have at least two members and each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board except as otherwise provided by statute. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board, and the quorum for the Audit Committee shall be the presence in person or by telephone of one member, but in no case less than one-third of the total number of members of the Audit Committee.

ARTICLE V.

OFFICERS.

SECTION 5.01.  Number.  The Board of Directors may elect a Chairman of the Board, who shall be a director, and shall elect a President, who shall be a director, one or more Vice Presidents, a Treasurer, a Comptroller, a Secretary and a General Auditor. The Board of Directors may elect such other officers as may be appointed in accordance with the provisions of Section 5.03. In addition, the Board may designate one or more of the Vice Presidents as Executive Vice President or Senior Vice President. Any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or the By-Laws to be executed, acknowledged, or verified by two or more officers.

SECTION 5.02.  Election, Term of Office and Qualifications.  Each officer (except such officers as may be appointed in accordance with the provisions of Section 5.03) shall be elected by the Board annually at its annual meeting, provided, however, that officers may be elected at any meeting of the Board to fill vacancies or additional offices. Each such officer (whether chosen at an annual meeting of the Board or to fill a vacancy or otherwise) shall hold office until the next annual meeting of the Board and until his successor shall have been elected and qualified, or until his death, or until he shall resign in the manner provided in Section 5.04 or shall have been removed in the manner provided in 5.05.

SECTION 5.03.  Appointed Officers and Agents.  In addition to the officers of the Corporation to be elected pursuant to Section 5.02, the Board, or the Chairman of the Board or the President with the approval of the Board, may from time to time appoint such other officers and agents as the Board or the officer making such appointment may deem necessary or advisable, to hold office for such period, have such authority and perform such duties as may be determined from time to time by the Board or the officer making such appointment.

SECTION 5.04.  Resignations.  Any officer may resign at any time by giving written notice of such resignation to the Board, the Chairman of the Board, the President or the Secretary. Unless a subsequent time is specified in such written notice, such resignation shall take effect upon receipt thereof.

SECTION 5.05.  Removal.  All officers, except those appointed in accordance with the provisions of Section 5.03, may be removed, either for or without cause, at any meeting of the Board called for that purpose, by resolution passed by a vote of a majority of the entire Board. The officers and agents appointed in accordance with the provisions of Section 5.03 may be removed, either for or without cause, at any meeting of the Board by resolution passed by a majority of a quorum, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board.

SECTION 5.06.  Vacancies.  A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled in the manner provided in this Article V for election or appointment to such office.

SECTION 5.07.  The Chairman of the Board.  The Chairman of the Board, if one shall have been elected, shall preside at all meetings of the stockholders and of the Board. He may sign certificates representing stock of the Corporation, the issuance of which shall have been authorized by the Board.  He shall perform such other duties as are required of him by these By-Laws or as from time to time may be assigned to him by the Board. Subject to the discretion of the Board, the Chairman of the Board may be designated by the Board as the chief executive officer of the Corporation.

SECTION 5.08.  The President.  Unless the Board of Directors otherwise determines, the President shall be the chief executive officer of the Corporation.  Subject to the direction of the Board and the Chairman of the Board, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents.  He shall see that all orders and resolutions of the Board are carried into effect.  Unless the Board of Directors otherwise determines, in the absence or in the case of the death or disability of the Chairman of the Board, or in the event of and during the period of a vacancy in that office, he shall have and exercise all powers of the Chairman of the Board.  He may sign certificates of stock of the Corporation, the issuance of which shall have been authorized by the Board. From time to time he shall report to the Board all matters within his knowledge which the interests of the Corporation may require to be brought to its notice.  He shall perform such other duties as are given to him by these By-Laws or as may from time to time be assigned to him by the Board or the Chairman of the Board.

SECTION 5.09.  Absence of the Chairman and President.  In the absence or in the case of the death or disability of the Chairman of the Board and the President, any officer designated by the Chairman of the Board or by the Board shall perform the duties of the Chairman of the Board and, when so acting, such officer shall have and exercise all the powers of the Chairman of the Board.

SECTION 5.10.  The Vice Presidents.  Each Executive Vice President, Senior Vice President and Vice President shall have the power of signing deeds, contracts and other instruments requiring execution by the Corporation, and shall perform such other duties as shall be assigned to him by the Chairman of the Board or President from time to time.  Any Executive Vice President, Senior Vice President or Vice President may sign certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board.  One of the Vice Presidents, as designated from time to time by the Chairman of the Board, shall act as the custodian of all deeds, leases, contracts and other legal documents and all other important papers and records of the Corporation which are delivered to him for safekeeping.

SECTION 5.11.  The Treasurer.  The Treasurer shall

(a) have charge of and be responsible for the funds of the Corporation;

(b) cause the moneys of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 6.03 or to be otherwise dealt with in such manner as the Board may direct;

(c) render to the Chairman of the Board, the President or the Board, whenever requested, a statement of all his transactions as Treasurer;

(d) sign (unless the Secretary, an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board; and

(e) in general, perform all duties incident to the office of Treasurer and such other duties as are required of him by these By-Laws or as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.

SECTION 5.12.  The Comptroller.  The Comptroller shall be the chief accounting officer of the Corporation. He shall

(a) establish and maintain accounting policies, practices and procedures, including an adequate system of internal controls to safeguard the assets and properly determine the liabilities of the Corporation;

(b) cause appropriate accounting records to be maintained and reports rendered;

(c) establish and administer the tax policy, planning and compliance functions;

(d) prepare appropriate financial reports for government agencies, stockholders, creditors and stock exchanges;

(e) be the custodian of all securities, negotiable instruments and other like assets of the Corporation;

(f)  be empowered from time to time to require from any and all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all transactions of the Corporation;

(g) render to the Chairman of the Board, the President or the Board, whenever requested, such statements and accounts as may be required; and

(h) in general, perform all duties incident to the office of Comptroller and such other duties as are required of him by these By-Laws or as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.

SECTION 5.13.  The Secretary.  The Secretary shall

(a)  record all votes and the minutes of all meetings of the stockholders and the Board, and of committees of directors when required, in a book or books to be kept for that purpose;

(b)  cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by statute;

(c)  be custodian of the seal of the Corporation, and cause such seal or a facsimile thereof to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws;

(d)  see that the books, reports, statements, certificates and other documents and records, other than the financial and stock books, required by statute, are properly kept and filed;

(e)  sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall sign) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board; and

(f)   in general, perform all duties incident to the office of Secretary and such other duties as are required of him by these By-Laws or as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.

SECTION 5.14.  General Auditor.  The General Auditor shall be the chief auditing officer of the Corporation.  He shall determine the adequacy of the system of internal control, investigate compliance with Corporation policy and procedures, verify the existence of assets of the Corporation, see that proper safeguards are maintained to prevent or discover fraud and check on the reliability of the accounting and reporting system.  He shall render such reports as may be requested, and perform such other duties as may be assigned to him, by the Board, the Chairman of the Board or the President.

ARTICLE VI.

EXECUTION OF INSTRUMENTS, BORROWING OF MONEY AND DEPOSIT OF CORPORATE FUNDS.

SECTION 6.01.  Execution of Instruments.  All deeds, contracts and other instruments requiring execution by the Corporation shall be signed by the Chairman of the Board, the President, the Chairman of the Executive Committee, an Executive Vice President, a Senior Vice President, a Vice President, or the Treasurer, and attested or countersigned by the Comptroller, an Assistant Comptroller, the Secretary, an Assistant Secretary, or an Assistant Treasurer; provided, however, that authority to sign any deeds, contracts or other instruments requiring execution by the Corporation may be conferred by the Board upon any person or persons whether or not such person or persons be officers of the Corporation; and provided, further, that the Chairman of the Board, the President, the Chairman of the Executive Committee and any Executive Vice President may delegate, from time to time, by instrument in writing, all or any part of his or her authority to any other person or persons. Such authority may be general or confined to specific instances.

SECTION 6.02.  Indebtedness.  When so authorized by the Board, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation secured by mortgage or pledge of the Corporation’s property or otherwise, and may do every act and thing necessary or proper in connection therewith.  Such authority may be general or confined to specific instances.

SECTION 6.03.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board may select, or as may be selected by any officer or officers, or agent or agents, authorized so to do by the Board.

SECTION 6.04.  Checks, Drafts, etc.  All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board from time to time may determine.

SECTION 6.05.  Proxies.  Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President, the Chairman of the Executive Committee, an Executive Vice President, a Senior Vice President, a Vice President or the Treasurer, and attested or countersigned by the Secretary or an Assistant Secretary of the Corporation, or by any other person or persons thereunto authorized by the Board.

ARTICLE VII.

SHARES OF STOCK.

SECTION 7.01.  Certificates of Stock.  Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary (or signed in such other manner as may be required or permitted by statute) certifying the number of shares owned by him in the Corporation.  Each such certificate shall be signed by the Corporation’s transfer agent or an assistant transfer agent and by the Corporation’s registrar, at least one of whom shall not be an officer or employee of the Corporation.  Any such signature required hereunder may be facsimile; and in case any officer, transfer agent, assistant transfer agent or registrar whose facsimile signature has been used on any such certificate shall cease to hold such office before it shall have been issued, such certificate shall nevertheless be deemed adopted and approved by the Corporation for issuance and delivery thereafter.  Certificates representing shares of stock of the Corporation shall be in such form as shall have been approved by the Board and the seal of the Corporation or a facsimile thereof shall be affixed thereto.  There shall be entered upon the stock books of the Corporation at the time of issuance of each share the number of the certificate issued, the name of the person owning the shares represented thereby, the number and class of such shares and the date of issuance thereof.  Every certificate exchanged or returned to the Corporation shall be marked “Canceled,” with the date of cancellation indicated thereon.

SECTION 7.02.  Transfer of Stock.  Transfer of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary, and on surrender of the certificate or certificates representing such shares.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Delaware.

SECTION 7.03.  Regulations.  Subject to the provisions of this Article VII, the Board may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of the stock of the Corporation.

SECTION 7.04.  Transfer Agents and Registrars.  The Board shall appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Corporation and all such certificates shall bear the signatures of at least one transfer agent and one registrar.

SECTION 7.05.  Fixing of Record Date.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or allotment or any right, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

SECTION 7.06.  Lost or Destroyed Certificates.  The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board may require the owner of the lost or destroyed certificate or his legal representatives to give the Corporation a bond in such sum or without limit as to amount as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claim that may be made against it or any such transfer agent or registrar with respect to any such certificate alleged to have been lost or destroyed. A new certificate may be issued without requiring any Bond when, in the judgment of the Board, it is proper so to do.

ARTICLE VIII.

MISCELLANEOUS.

SECTION 8.01.  Offices.  The Corporation may establish and maintain one or more offices outside of the State of Delaware, in such places as the Board from time to time may deem advisable.

SECTION 8.02.  Corporate Seal.  The corporate seal shall be circular in form and shall bear the name of the Corporation and shall otherwise be in such form as shall have been or shall be approved from time to time by the Board.

SECTION 8.03.  Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.

SECTION 8.04.  Word Usage.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

SECTION 8.05.  Amendments.  These By-Laws may be altered or amended at any meeting of the stockholders (annual or special) at which a quorum is present, if notice of the proposed alteration or amendment be contained in the notice of the meeting, by the affirmative vote of the holders of at least a majority of the voting power of all shares of Common Stock of the Corporation entitled to vote generally in the election of directors, or at any regular or special meeting of the Board; provided, however, that Article IX shall not be altered, amended or repealed, and no provision inconsistent with its provisions shall be adopted, except in accordance with the provisions of Section 9.17 therein.

ARTICLE IX.

INDEMNIFICATION.

SECTION 9.01.  General.  The Corporation shall indemnify against Liabilities (as hereinafter defined) and advance Expenses (as hereinafter defined) to an Indemnitee (as hereinafter defined) to the fullest extent permitted by applicable law and as provided in this Article.

SECTION 9.02.  Proceedings Other Than Proceedings by or in the Right of the Corporation.  An Indemnitee shall be entitled to the indemnification provided in this Section 9.02 if, by reason of his being or having been a Corporate Agent (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 9.02, an Indemnitee shall be indemnified against Expenses and Liabilities actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

SECTION 9.03.  Proceedings by or in the Right of the Corporation.  An Indemnitee shall be entitled to the indemnification provided in this Section 9.03 if, by reason of his being or having been a Corporate Agent, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section 9.03, an Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding and against any amount paid in settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall decide that, despite the adjudication of liability, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses in view of all the circumstances of the case; provided further, that, with respect to indemnification for settlement of any such Proceeding, the Corporation shall provide indemnification only if either the amount paid in settlement is reasonable under all the facts and circumstances, including its relationship to the estimated expense of litigating the Proceeding to conclusion, or the Court of Chancery of the State of Delaware, or the court in which such Proceeding was brought or is pending, shall determine, upon application, that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such settlement. No indemnification for amounts paid in settlement of any such Proceeding shall be required unless the Corporation has given its prior consent to such settlement.

SECTION 9.04.  Indemnification for Expenses of a Party Who is Wholly or Partially Successful.  Notwithstanding any other provision of this Article, to the extent that an Indemnitee is, by reason of his being or having been a Corporate Agent, a party to any Proceeding and is successful, on the merits or otherwise, in such Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If an Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify such Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 9.04 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

SECTION 9.05.  Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Article, to the extent that an Indemnitee is, by reason of his being or having been a Corporate Agent, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

SECTION 9.06.  Advancement of Expenses.  The Corporation shall advance all reasonable Expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding upon the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee or refer to invoices or bills for Expenses furnished or to be furnished directly to the Corporation, and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced unless it shall ultimately be determined pursuant to Section 9.07 of this Article that the Indemnitee is entitled to be indemnified against such Expenses.

SECTION 9.07.  Procedure for Determination of Entitlement to Indemnification.

(a)   To obtain indemnification under this Article, an Indemnitee shall submit to the Corporation a written request for indemnification, and provide for the furnishing to the Corporation of such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.  The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b)  Upon written request by an Indemnitee for indemnification pursuant to Section 9.07(a) hereof, a written determination with respect to the Indemnitee’s entitlement thereto shall be made:  (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined); (ii) if a Change in Control shall not have occurred, (A) by the Board by a majority vote of the Disinterested Directors (as hereinafter defined) even though less than a quorum, or (B) by a majority vote of a quorum of Disinterested Directors on a Committee of the Board, or (C) by Independent Counsel; and, if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made in a timely fashion. An Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by an Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to an Indemnitee’s entitlement to indemnification).

(c)   In the event the determination of entitlement is to be made by Independent Counsel pursuant to Section 9.07(b) of this Article, the Independent Counsel shall be selected as provided in this Section 9.07(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board or a Committee thereof, and the Corporation shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected jointly by the Indemnitee and the Board or a Committee thereof. In the event that the Board or a Committee thereof cannot agree with the Indemnitee on the choice of Independent Counsel, such Counsel shall be selected by the Board or a Committee thereof from among the New York City law firms having more than 100 attorneys. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 9.07(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 9.07(c), regardless of the manner in which such Independent Counsel was selected or appointed.

SECTION 9.08.  Presumptions and Effect of Certain Proceedings.

(a)   If a Change in Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under this Article if the Indemnitee has submitted a request for indemnification in accordance with Section 9.07(a) of this Article, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)  If the person, persons or entity empowered or selected under Section 9.07 of this Article to determine whether an Indemnitee is entitled to indemnification shall not have made such determination in a timely fashion after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(c)   The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of an Indemnitee to indemnification or create a presumption that an Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that an Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d)  Every Indemnitee shall be presumed to have relied upon this Article in serving or continuing to serve as a Corporate Agent.

SECTION 9.09.  Indemnification of Estate; Standards for Determination.  If an Indemnitee is deceased and would have been entitled to indemnification under any provision of this Article, the Corporation shall indemnify the Indemnitee’s estate and his spouse, heirs, administrators and executors. When the Board, a Committee thereof or Independent Counsel acting in accordance with Section 9.07 of this Article in determining the availability of indemnification under Sections 9.02, 9.03, 9.04 or 9.05 and when an Indemnitee is unable to testify on his own behalf by reason of his death or mental or physical incapacity, said Board, Committee or Counsel shall deem the

Indemnitee to have satisfied applicable standards set forth in Sections 9.02, 9.03, 9.04 or 9.05 unless it is affirmatively demonstrated by clear and convincing evidence that indemnification is not available under Sections 9.02, 9.03, 9.04 or 9.05. When requested in writing by the spouse of an Indemnitee and/or the heirs, executors or administrators of an Indemnitee’s estate, the Corporation shall provide appropriate evidence of this By-Law.

SECTION 9.10.  Limitation of Actions and Release of Claims.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or its affiliates (as hereinafter defined) against an Indemnitee, his spouse, heirs, executors or administrators after the expiration of two years from the date the Indemnitee ceases (for any reason) to serve as a Corporate Agent, and any claim or cause of action of the Corporation or its affiliates shall be extinguished and deemed released unless asserted by filing of a legal action within such two-year period.

SECTION 9.11.  Other Rights and Remedies of Indemnitee.

(a) The Corporation, on behalf of Indemnitees, may arrange for such insurance covering such Liabilities and Expenses arising from actions or omissions of an Indemnitee in his capacity as a Corporate Agent as is obtainable and is reasonable and appropriate in cost and amount.

(b) In the event that (i) a determination is made pursuant to Section 9.07 of this Article that an Indemnitee is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to Section 9.06 of this Article, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9.07(b) of this Article and such determination shall not have been made and delivered in a written opinion in a timely fashion after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 9.05 of this Article in a timely fashion after receipt by the Corporation of a written request therefor, or (v) payment of indemnification is not made in a timely fashion after a determination has been made that an Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9.08 of this Article, the Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration in a timely manner following the date on which the Indemnitee first has the right to commence such Proceeding pursuant to this Section 9.11(b). The Corporation shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.

(c) In the event that a determination shall have been made pursuant to Section 9.07 of this Article that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9.11 shall be conducted in all respects as a de novo trial or arbitration on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change in Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 9.11 the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(d) If a determination shall have been made or deemed to have been made pursuant to Sections 9.07 or 9.08 of this Article that an Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9.11, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9.11 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article.

(f) In the event that an Indemnitee, pursuant to this Section 9.11, seeks a judicial adjudication of, or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 9.15 of this Article) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

SECTION 9.12.  Non-Exclusivity; Survival of Rights; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation of the Corporation or any affiliate, the By-Laws of the Corporation or any affiliate, any agreement, any insurance policy maintained or issued, directly or indirectly, by the Corporation or any affiliate, a vote of stockholders, a resolution of Disinterested Directors, or otherwise. No amendment, alteration or repeal of this Article or of any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee as a Corporate Agent prior to such amendment, alteration or repeal. The provisions of this Article shall continue as to an Indemnitee whose status as a Corporate Agent has ceased and shall inure to the benefit of his heirs, executors and administrators.

(b) In the event of any payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(c) The Corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

SECTION 9.13.  Severability.  If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 9.14.  Certain Persons Not Entitled to Indemnification or Advancement of Expenses.  Except as expressly provided in Section 9.11(b) and (f) of this Article, no person shall be entitled to indemnification or advancement of Expenses under this Article with respect to any Proceeding, or any claim therein, brought or made by him against the Corporation.

SECTION 9.15.  Definitions.  For purposes of this Article:

(a) Affiliate of a Person shall mean any Person (other than the Corporation) that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the first Person. For the purposes of the above definition, the term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), shall mean the possession, directly or indirectly, of more than 50% of the then outstanding voting stock entitled to elect directors of such Person. “Person” shall mean any natural person, firm, partnership, association, corporation, company, trust, business trust, joint venture, unincorporated organization or government or any department or agency thereof.

(b) “affiliate” and “associate” shall have the meanings given such terms under Rule 405 under the Securities Act of 1933, as amended.

(c) “Change in Control” shall mean either:

(i) a change in the membership of the Board such that one-half or more of its members were neither recommended nor elected to the Board by Grupo Mexico S.A. de C.V. or its Affiliates; or

(ii) Grupo Mexico S.A. de C.V. and its Affiliates cease to own at least 51% of the shares of Common Stock of the Corporation.

(d) “Corporate Agent” is a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

(e) “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by an Indemnitee.

(f) “Expenses” shall include all reasonable costs, disbursements and counsel fees.

(g) “Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Sections 9.02, 9.03, 9.04 or 9.05 of this Article by reason of his being or having been a Corporate Agent.

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Corporation or the Indemnitee or any affiliate or associate of any such person, in any matter material to any such person; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article.

(i) “Liabilities” shall mean amounts paid or incurred in satisfaction of settlements, judgments, awards, fines and penalties.

(j) “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9.11 of this Article to enforce his rights under this Article.

SECTION 9.16.  Notices.  Any notice, request or other communication required or permitted to be given to the Corporation under this Article shall be in writing and either delivered in person or sent by telex, telegram or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

SECTION 9.17.  Amendments.  This Article may be amended or repealed only by action of the Board approved by the favorable vote of a majority of the votes cast by stockholders entitled to vote thereon (with such stockholders voting together as a single class, with each share of Common Stock entitled to one vote) at a meeting of stockholders for which proxies are solicited in accordance with then applicable requirements of the Securities and Exchange Commission, except that (i) the Board, without stockholder approval, may make technical amendments that do not substantively affect the rights of an Indemnitee hereunder and (ii) following a Change in Control, as defined in Section 9.15(c) of this Article, there shall also be required for approval of any such amendment or repeal the favorable vote of a majority of the votes (voted as a single class, with each share of Common Stock entitled to one vote cast by persons other than any person or group of persons owning, directly or indirectly, more than 50% of the then outstanding voting stock of the Corporation (and any affiliate or associate of any such person or persons).